Exhibit 10.27

FIRST EKF FACILITY LETTER

DATED 22 FEBRUARY 2011

Between

Votorantim Cimentos SA

as Borrower

Votorantim Participações S.A.

and

Votorantim Industrial S.A.

as Guarantors

HSBC Bank PLC

as Mandated Lead Arranger

Eksport Kredit Finansiering A/S

as Lender

and

HSBC Bank PLC

as Agent

THIS FIRST FACILITY LETTER is dated 22 February 2011 and is made

BETWEEN:

(1)	VOTORANTIM CIMENTOS SA a company incorporated under the laws of Brazil, having its registered office at Professor Jose Lannes, 04571100 São Paulo (the Borrower);

(2)	VOTORANTIM PARTICIPAÇÕES S.A. a company incorporated under the laws of Brazil, having its registered office at Rua Amauri 255, 10th floor, 01448-000 São Paulo and VOTORANTIM INDUSTRIAL S.A. a company incorporated under the laws of Brazil, having its registered office at Rua Amauri, 255, 10th floor, 01448-000 São Paulo (together, the Guarantors);

(3)	HSBC BANK PLC as the mandated lead arranger (the Mandated Lead Arranger);

(4)	THE FINANCIAL INSTITUTION listed in Schedule 1 (Original Lender) as Original Lender (the Original Lender); and

(5)	HSBC BANK PLC as agent for the Finance Parties under (and as defined in) this First Facility Letter (in this capacity the Agent).

BACKGROUND

(A)	This First Facility Letter relates to 6 supply contracts with an aggregate value of up to US$50,000,000 each as described more fully in Schedule 4, as such supply contracts may have been and may in the future be amended, varied or supplemented from time to time (together, the Approved Contracts and each an Approved Contract).

(B)	This First Facility Letter constitutes the first tranche of the EKF Facility. The EKF Facility has been divided into several tranches in order to meet different requirements under the individual supply contracts delivered, or to be delivered, by the Exporter under the Approved Contracts.

IT IS AGREED as follows:

1.	INTERPRETATION

1.1	Definitions

For the purposes of this First Facility Letter the following definitions shall apply:

Availability Period means, in relation to a Loan, the period from the Signing Date up to and including the earlier of:

(a)	the 31 April 2011; and

(b)	the date on which the Facility is cancelled pursuant to the terms of this First Facility Letter or the date on which such Facility is fully utilised,

as such end date may be extended with the agreement of the Borrower and the Agent (acting on the instructions of all the Lenders and the Supporting ECA).

Commitment means:

(a)	for the Original Lender, the amount set opposite its name in Schedule 1 (Original Lender) of this First Facility Letter under the heading “Commitment” and the amount of any other Commitment it acquires; and

(b)	for any other Lender, the amount of any Commitment it acquires,

in each case to the extent not cancelled, transferred or reduced under this First Facility Letter.

Conditions Satisfaction Notice Issuance means, in relation to Loan, the issuance by the Agent of the notice to the Borrower and the Lenders as referred to in Clause 5.1 (Initial Conditions Precedent) below.

ECA Support Document means the export credit guarantee cover, policy number 25042-46833 issued by the Supporting ECA in favour of the Original Lender in respect of this First Facility Letter.

EKF Facility means the total facility of up to a maximum amount of US$150 million made available under this First Facility Letter, the Second Facility Letter and any facility letter subsequently entered into by the parties hereto designated as comprising part of the EKF Facility, plus the aggregate of the ECA Guarantee Charge payable in relation thereto.

Environmental Requirements means each of those environmental standards and requirements referred to in (a) the Equator Principles (b) the OECD Common Approaches and (c) the applicable IFC Performance Standards and EH&S Guidelines, in each case as applicable in relation to the Project or the Approved Contracts.

Exporter means FLSmidth Inc. a stock corporation incorporated under the laws of Delaware and with its registered office at 2040 Avenue C, Bethlehem, PA 18017-2188, United States of America.

Facility Commitment means the aggregate of the Commitments of all the Lenders, being US$36,691,791, as cancelled, transferred or reduced under this First Facility Letter.

Final Maturity Date means, in relation to each Loan made under this First Facility Letter, that date specified in Clause 10.4 (Final Maturity Date).

Finance Document means:

(a)	this First Facility Letter;

(b)	the Framework Agreement;

(c)	any Fee Letter;

(d)	the Participation Agreement;

(e)	any Request;

(f)	any Transfer Certificate relating to any transfer of any rights or obligations under this First Facility Letter; or

(g)	any other document designated as a Finance Document by the Agent and the Borrower.

Finance Party means a Lender, or an Administrative Party to this First Facility Letter.

First Repayment Date means the date falling no later than six (6) months after the Starting Point of Credit.

Framework Agreement means the ECA Framework Agreement dated 8 December 2010 and as amended from time to time as agreed (and only to the extent agreed) in writing by the Agent (acting in accordance with the terms of this First Facility Letter) or all the Finance Parties.

Interest Payment Date means the date falling on each Repayment Date.

Majority Lender means the Original Lender unless such Original Lender assigns or transfers any of its rights and obligations under this First Facility Letter, in which case the definition of “Majority Lender” in the Framework Agreement shall apply.

Margin means 1.385% per annum.

Participant Account means the US Dollar account (number 400515 70788697) set up by the Agent in the name of Eksport Kredit Finansiering A/S and into which sums are paid in accordance with this First Facility Letter and the Participation Agreement.

Participant Bank means HSBC Bank plc and any of its assignees pursuant to clause 5 (Assignment) of the Participation Agreement.

Participating Institution means Eksport Kredit Finansiering A/S.

Participation Agreement means the participation agreement named the “Refinancing and Administration Agreement” entered into between the Participating Institution and the Agent for the purpose of enabling the Participating Institution to obtain funding in connection with the transactions contemplated by this First Facility Letter, including all appendices and ancillary documents related thereto listed in Schedule 5 (EKF Documents).

Party means any party to this First Facility Letter.

Project means the construction, operation and maintenance of certain cement plants in Brazil owned by the Borrower or its Subsidiaries, together with any ancillary activities related thereto.

Second Facility Letter means the US$33,657,752 facility letter made between the parties hereto on or about the date of this First Facility Letter.

Signing Date means the date of this First Facility Letter.

Starting Point of Credit means 31 January 2011.

Supporting ECA means Eksport Kredit Fonden, the state owned Danish export credit agency with its registered office at Langelinie Allé 17, 2100 Copenhagen, Denmark.

1.2	Other defined terms

Unless otherwise expressly defined in this First Facility Letter or the context otherwise requires, capitalised terms used in this First Facility Letter shall have the same meanings as given to them in the Framework Agreement.

1.3	Construction

Except as otherwise provided in this First Facility Letter or to the extent that the context requires otherwise, the provisions of clause 1.2 (Construction) of the Framework Agreement shall apply to this First Facility Letter as if expressly set out in this First Facility Letter.

1.4	Third Party Rights

Unless expressly provided to the contrary in this First Facility Letter, a person who is not a party to a Finance Document (other than the Supporting ECA or the Participant Bank) may not enforce any of its terms under the Contracts (Rights of Third Parties) Act 1999 and notwithstanding any term of any Finance Document, no consent of any third party is required for any amendment (including any release or compromise of any liability) or termination of any Finance Document. The Participant Bank may (and its agent or the Lenders may on its behalf) enforce the terms of any Finance Document against any Obligor under the Contracts (Rights of Third Parties) Act 1999.

1.5	Assignment of Guarantee

The Lenders hereby give notice to each Obligor that under an assignment agreement dated the date of this First Facility Letter, it has assigned to the Participant Bank all its rights and interests in the guarantee provided by the Guarantors under clause 17 (Guarantee and Indemnity) of the Framework Agreement and each Obligor hereby acknowledges this notice of assignment.

2.	INCORPORATION OF FRAMEWORK AGREEMENT PROVISIONS

(a)	Except to the extent provided otherwise in this First Facility Letter, the provisions of the Framework Agreement are incorporated into this First Facility Letter as if expressly set out in full in this First Facility Letter (and any reference to “this First Facility Letter” in the provisions of this First Facility Letter (other than this Clause 2) shall be deemed to include the terms of such provisions so incorporated). In the event of any conflict or inconsistency between the provisions of this First Facility Letter and the provisions of the Framework Agreement as so incorporated, the provisions of this First Facility Letter shall prevail.

(b)	For the avoidance of doubt, any amendment to the terms of the Framework Agreement shall not apply (and shall be deemed not to apply) for the purposes of any Finance Document unless, in each case, such amendment has been agreed by the Agent (acting in accordance with the terms of this First Facility Letter) or all the Finance Parties.

3.	THE FACILITY

(a)	Subject to the terms of this First Facility Letter and the Framework Agreement, the Lenders agree to make available to the Borrower a term loan facility (the Facility) in an aggregate amount not to exceed the Facility Commitment consisting of:

(i)	US$34,710,434 for the purposes set out in Clause 4(a) (Purpose) below; and

(ii)	US$1,981,357 for the purposes set out in Clause 4(b) (Purpose) below.

(b)	This First Facility Letter forms part of the aggregate amount of the EKF Facility.

4.	PURPOSE

Each Loan made under this First Facility Letter may only be used:

(a)	for the purposes set out in clause 3.1 (Use of proceeds) of the Framework Agreement; and

(b)	to finance up to one hundred per cent. (100%) of the ECA Guarantee Charge paid or payable (as the case may be) to the Supporting ECA under or pursuant to the ECA Support Document.

5.	LOANS

5.1	Initial Conditions Precedent

No Request under or in relation to this First Facility Letter may be delivered unless and until the Agent has notified the Borrower and the Lenders in writing (a Conditions Precedent Satisfaction Notice) that it has received in form and substance satisfactory to it (or, where one or more of these conditions precedent is not in form and substance satisfactory to it, the Agent (acting on the instructions of all the Lenders) has otherwise waived such requirement):

(a)	all of the documents and evidence set out in Schedule 1 (Conditions Precedent Documents) of the Framework Agreement in accordance with clause 6.1 (Conditions precedent documents) of the Framework Agreement as applicable to the Facility; and

(b)	each of the documents and evidence set out in Schedule 2 (Additional Initial Conditions Precedent).

5.2	Conditions precedent to utilisation of each Loan

The obligations of each Lender to participate in any Loan under this First Facility Letter are subject to the further conditions precedent that on both the date of the relevant Request and the Utilisation Date for that Loan:

(a)	the conditions precedent set out in clause 6.2 (Conditions precedent to utilisation of each Loan) of the Framework Agreement are satisfied; and

(b)	the Lenders are satisfied (by way of an irrevocable payment instruction from the Participant Bank to the Lender) that the Participant Bank has funded, or will on the relevant Utilisation Date fund, an amount equal to the proposed Loan in accordance with the terms of the Participation Agreement.

5.3	Completion of Request in relation to the Facility

(a)	Only 1 Reimbursement Request and 1 Guarantee Charge Request may be submitted under this First Facility Letter during the Availability Period.

(b)	Unless the Agent otherwise agrees, the latest time for receipt by the Agent of a duly completed Request is 10.00a.m. seven (7) Business Days before the Quotation Date for the proposed borrowing.

6.	REPRESENTATIONS AND WARRANTIES

(a)

Each Obligor hereby confirms that the representations and warranties made by the Borrower under clause 18 (Representations and Warranties) of the Framework Agreement are made by each Obligor to and for the benefit of each Finance Party as at the date of the Framework Agreement and as at the date of this First Facility Letter by reference to the facts and circumstances existing as of the date of the Framework Agreement and this First Facility Letter respectively. Such representations shall take effect as if expressly set out in this First Facility Letter in full mutatis mutandis.

(b)	In addition, each Obligor makes the following representations and warranties set out in this Clause 6 to each of the Finance Parties on the date of this First Facility Letter:

(i)	all necessary Authorisations to import the related goods and services into Brazil and/or perform the necessary services in Brazil in relation to each Approved Contract have been obtained;

(ii)	the copy of each Approved Contract which the Borrower has delivered to the Agent pursuant to Clause 5.1 (Initial Conditions Precedent) above is a true and complete copy, and no amendments have been made or waivers granted in relation thereto, except as disclosed in writing to the Agent; and

(iii)	no applicable law of Brazil is or will be violated by any Approved Contract or the Buyer’s performance of its obligations thereunder.

(c)	Each of the representations and warranties referred to or set out in this Clause 6 are deemed to be made or repeated by each Obligor to each Finance Party on the date of each Request delivered in relation to the Facility and the first day of each Interest Period, in each case with reference to the facts and circumstances then existing.

7.	COVENANTS

The undertakings in this Clause 7 remain in force from the date of this First Facility Letter for so long as any amount is outstanding under any Finance Document or any Commitment is in force.

(a)	The Borrower shall comply in all respects with any instructions received from a Transaction Party where that instruction arises directly as a result of any request made upon such Transaction Party by the Supporting ECA or the Lenders.

(b)	Each Obligor shall promptly notify the Agent if it becomes aware of any:

(i)	Environmental Claim current or, to its knowledge, pending or threatened; and

(ii)	any circumstances which could reasonably be expected to result in an Environmental Claim,

and shall promptly provide all relevant information in relation to the Environmental Claim to the Agent and the Supporting ECA (including, but not limited to, the matter of the claim, the response to such claim, reactions from other parties to such claim including in the public and the media and the provision of a remedial plan). Unless otherwise agreed with the Agent and the Supporting ECA, the Borrower must respond to any claimant within 10 Business Days of becoming aware of such Environmental Claim.

(c)

The Borrower shall procure that the Agent is provided within 90 days of the anniversary of the Signing Date in each calendar year, a monitoring report in form and substance satisfactory to the Agent (acting on the instructions of the Supporting ECA) summarising compliance with respect to all applicable Environmental Laws, Environmental Requirements and Environmental Approvals in connection with the planning, implementation and operation of the Project. The Borrower shall immediately notify the Agent of any such non- compliance with any applicable Environmental Law, Environmental Requirements or

Environmental Approval (an Environmental Compliance Event) and provide a remedial plan (including a timetable for rectification of such non-compliance) promptly after becoming aware of such non-compliance.

8.	MANDATORY PREPAYMENT – ENVIRONMENT

(a)	The Borrower must promptly notify the Agent if following the occurrence of an Environmental Compliance Event, it fails to achieve rectification within due time as indicated as part of the remedial plan provided to the Agent under Clause 7(c) above, as applicable.

(b)	After notification under paragraph (a) above or after any Finance Party otherwise becoming aware that the event listed in paragraph (a) above has occurred, if the Lenders so require and the Agent considers it necessary in accordance with the terms of the ECA Support Document to obtain the consent of the Supporting ECA, after having obtained the prior written consent of the Supporting ECA, the Agent must send a notice (an Environmental Mandatory Prepayment Notice) in respect of the Facility to the Borrower requiring cancellation and prepayment in accordance with paragraph (c) below. If the Agent considers it necessary in accordance with the terms of the ECA Support Document to obtain the consent of the Supporting ECA to any requirement of the Lenders pursuant to this paragraph (b), it will promptly inform the Lenders of its opinion.

(c)	On the issuing by the Agent of an Environmental Mandatory Prepayment Notice in relation to the Facility under Clause 7(c) above:

(i)	the total undrawn Commitments under the Facility will be automatically immediately cancelled; and

(ii)	the Borrower must immediately repay or prepay all outstanding Loans under the Facility, together with accrued interest and all other amounts accrued to the Transaction Parties under the Finance Documents, provided that, no mandatory prepayment shall be required under this Clause 8 if the Borrower demonstrates to the satisfaction of the Agent and the Supporting ECA that the Borrower is diligently pursuing rectification of the Environmental Compliance Event and such rectification is reasonably likely to be achieved with 30 days of the end of the original period for rectification.

9.	EVENT OF DEFAULT

Each of the events or circumstances set out in this Clause 9 is an Event of Default.

9.1	Cross default

An event of default (however described) has occurred and is continuing under any Facility Letter comprising the EKF Facility.

10.	REPAYMENT

10.1	Repayment

All Loans made under the Facility shall be repaid in full in accordance with clause 8 (Repayment of Loans) of the Framework Agreement as incorporated into this First Facility Letter and this Clause 10.

10.2	Number of Repayment Instalments

The number of consecutive semi-annual instalments in relation to this First Facility Letter shall be 20 (the Relevant Number). “X” for the purposes of clause 8 (Repayment of Loans) of the Framework Agreement as applicable to each Loan made under this First Facility Letter shall be 20.

10.3	First Repayment Date

The First Repayment Date for all Loans made under this First Facility Letter is that date which falls no later than six months after the Starting Point of Credit and being on either 30 January or 30 July and subsequent Repayment Instalments must be repaid on each 30 January and 30 July falling after the First Repayment Date.

10.4	Final Maturity Date

The Final Maturity Date for all Loans made under this First Facility Letter is the date falling ten years after the date upon which the Availability Period expires.

11.	THE AGENT

(a)	Each Finance Party (other than the Agent) hereby irrevocably appoints the Agent to act as its agent under and in connection with this First Facility Letter, the Framework Agreement and the other Finance Documents and each ECA Support Document.

(b)	Each Finance Party hereby irrevocably appoints the Agent to act as holder of the ECA Support Document on its behalf.

(c)	Each Finance Party hereby irrevocably authorises the Agent on its behalf to perform the duties and to exercise the rights, powers and discretions that are specifically given to it under this First Facility Letter, the Framework Agreement and the other Finance Documents and any other instruments referred to herein and therein, together with any other incidental rights, powers and discretions.

(d)	Each Finance Party hereby irrevocably authorises and instructs the Agent on its behalf:

(i)	on the date of this First Facility Letter, to enter into each Finance Document expressed to be entered into by the Agent on behalf of such Finance Party or the Finance Parties; and

(ii)	on the date of this First Facility Letter and from time to time thereafter, to enter into and deliver each Finance Document expressed to be entered into by the Agent and all documents, consents, waivers and/or determinations under or in respect of this First Facility Letter or any other Finance Document as are expressed to be executed by that Agent for and on behalf of such Finance Party; and

(iii)	to execute each ECA Support Document on its behalf and be its agent for the purposes of (A) executing in the name and on behalf of the Lenders each ECA Support Document and (B) taking any action under each ECA Support Document in accordance with the terms thereof, provided that nothing in this Clause 11 will permit the Agent to execute any document, consent, waiver and/or determination other than as expressly provided for in, or in accordance with, this First Facility Letter or the other Finance Documents.

(e)	For the avoidance of doubt, each Finance Party hereby irrevocably authorises and instructs any successor to (or transferee of) that person acting as Agent as at the date of this First Facility Letter to enter into each agreement or deed necessary to enable it to benefit from the rights of the Agent under this First Facility Letter, the Framework Agreement or any other Finance Document.

(f)	The relevant Agent has only those duties which are expressly specified in the Finance Documents and the Agent’s duties under the Finance Documents are solely of a mechanical and administrative nature.

(g)	Whenever an Agent shall execute one of the documents referred to in paragraph (d) over, the Borrower shall be entitled to assume without enquiry that the Agent has the necessary authority for that purpose.

12.	PAYMENTS

All payments by a Party (other than the Agent) under the Finance Documents for the Lenders or the Participant Bank must be made by the Borrower to the Participant Account in US$.

13.	PARTICIPATION AGREEMENT

(a)	Each Lender agrees (for the benefit of the Participant Bank and other Lenders) to take such action (as advised by the Agent) as may be necessary or advisable at any time to comply with its obligations under the conditions of the Participation Agreement or to enable the Agent to comply with its obligations under or the conditions of the Participation Agreement.

(b)	Each Lender irrevocably authorises the Agent to take such action and exercise such rights, powers and discretions, notwithstanding the other provisions of this First Facility Letter, as it may deem necessary for the purposes of preserving the Lenders’ rights under the Participation Agreement.

14.	FEES

(a)	The structuring fee payable to the Agent for the account of each Arranger in connection with this First Facility Letter is in aggregate US$366,917.91 (being an amount equal to 100 basis points calculated on the Facility Commitment as at the date of this First Facility Letter (and prior to any Loan being made under the Facility)).

(b)	The documentation fee payable in accordance with clause 24.4 (Documentation fee) of the Framework Agreement (being US$150,000) will be offset against the structuring fee.

(c)	The structuring fee is payable in accordance with the terms of the invoice to be provided by the Agent to the Borrower on or after the Signing Date.

15.	PRO RATA SHARING

15.1	Redistribution

If a Finance Party (the recovering Finance Party) receives or recovers any amount from an Obligor other than in accordance with this First Facility Letter and the Framework Agreement (a recovery) and applies that amount to a payment due under a Finance Document, then:

(a)	the recovering Finance Party must, within three Business Days, supply details of the recovery to the Agent;

(b)	the Agent must calculate whether the recovery is in excess of the amount which the recovering Finance Party would have received if the recovery had been received and distributed by the Agent in accordance with this First Facility Letter and the Framework Agreement without taking account of any Tax which would be imposed on the Agent in relation to the recovery or distribution; and

(c)	the recovering Finance Party must pay to the Agent an amount equal to the excess (the redistribution).

15.2	Effect of redistribution

(a)	The Agent must treat a redistribution as if it were a payment by that Obligor under this First Facility Letter and distribute it among the Finance Parties, other than the recovering Finance Party, accordingly.

(b)	When the Agent makes a distribution under paragraph (a) above, the recovering Finance Party will be subrogated to the rights of the Finance Parties which have shared in that redistribution.

(c)	If and to the extent that the recovering Finance Party is not able to rely on any rights of subrogation under paragraph (b) over, that Obligor will owe the recovering Finance Party a debt which is equal to the redistribution, immediately payable and of the type originally discharged.

(d)	If:

(i)	a recovering Finance Party must subsequently return a recovery, or an amount measured by reference to a recovery, to the relevant Obligor; and

(ii)	the recovering Finance Party has paid a redistribution in relation to that recovery,

each Finance Party on the request of the Agent must reimburse the recovering Finance Party all or the appropriate portion of the redistribution paid to that Finance Party, together with interest for the period while it held the redistribution. In this event, the subrogation in paragraph (b) over will operate in reverse to the extent of the reimbursement.

15.3	Exceptions

Notwithstanding any other term of this Clause, a recovering Finance Party need not pay a redistribution to the extent that:

(a)	it would not, after the payment, have a valid claim against the relevant Obligor in the amount of the redistribution; or

(b)	it would be sharing with another Finance Party any amount which the recovering Finance Party has received or recovered as a result of legal or arbitration proceedings, where:

(i)	the recovering Finance Party notified the Agent of those proceedings; and

(ii)	the other Finance Party had an opportunity to participate in those proceedings but did not do so or did not take separate legal or arbitration proceedings as soon as reasonably practicable after receiving notice of them.

16.	NOTICES

(a)	For the purposes of this First Facility Letter, notices can be given to the Borrower at:

Votorantim Cimentos SA

Professor Jose Lannes

04571100- São Paulo, SP

Brazil

Attention: Lorival Luz / Daniela Wahba

Tel: 5511 37043351 / 5511 37043358

Fax: 5511 31671550

(b)	For the purposes of this First Facility Letter, notices can be given to the Guarantors at:

Votorantim Participações S.A.

R. Amauri, 255 – 10th Floor

01448-000- São Paulo, SP

Brazil

Attention: Lorival Luz / Daniela Wahba

Tel: 5511 37043351 / 5511 37043358

Fax: 5511 31671550

Votorantim Industrial S.A.

R. Amauri, 255 – 10th Floor

01448-000- São Paulo, SP

Brazil

Attention: Lorival Luz / Daniela Wahba

Tel: 5511 37043351 / 5511 37043358

Fax: 5511 31671550

(c)	For the purposes of this First Facility Letter, notices can be given to the Original Lender at:

Eksport Kredit Finansiering A/S

Langelinie Allé 17

2100 Copenhagen Ǿ

Tel: +45 35 46 61 00

Fax: +45 35 46 61 11

(d)	For the purposes of this First Facility Letter, notices can be given to the Agent at:

HSBC Bank PLC

Level 18

8 Canada Square

London E14 5HQ

United Kingdom

Tel: +44 (0) 20 7991 6293

Fax: +44 (0) 20 7991 4428

Attention: Bharat K Patel and Zamir Mohammed

Reference: FC1360

17.	BUYER DECLARATION

(a)	The parties hereby acknowledge that the Supporting ECA may disclose any information contained in the anti-bribery and openness declaration issued by the Borrower to the Supporting ECA (the Buyer Declaration), notwithstanding any previous confidentiality undertaking given by any Transaction Party or the Supporting ECA in connection with this Facility Letter.

(b)	The Borrower hereby confirms that the Buyer Declaration has been provided with reference to all Approved Contracts listed in Schedule 4 (Approved Contracts) on behalf of itself and its Subsidiaries.

18.	COUNTERPARTS

This First Facility Letter may be executed in any number of counterparts and by the different parties on separate counterparts, each of which when so executed and delivered shall be an original, but all counterparts shall together constitute one and the same instrument.

19.	GOVERNING LAW

This First Facility Letter and any non-contractual rights arising in connection with it are governed by and construed in accordance with English law.

IN WITNESS WHEREOF, each of the parties acting through their representatives thereunto authorised, have caused this First Facility Letter to be duly executed in duplicate in the English language and signed in their respective names on the dates written below. This First Facility Letter shall come into effect on the date specified at the beginning of this First Facility Letter.

SCHEDULE 1

ORIGINAL LENDER

Name of Original Lender	Commitment (US$)

Eksport Kredit Finansiering A/S	36,691,791

TOTAL	36,691,791

SCHEDULE 2

ADDITIONAL INITIAL CONDITIONS PRECEDENT

1.	A legal opinion of Nielsen Nørager Law Firm, legal advisers in the Kingdom of Denmark addressed to the Mandated Lead Arranger in relation to the ECA Support Document.

2.	An original copy of each ECA Support Document with all conditions to the effectiveness thereof satisfied (including payment of the ECA Guarantee Charge, receipt of environmental approvals and expiry of the notification period without objection).

3.	A certified copy of the invoice from the Supporting ECA in respect of the ECA Guarantee Charge.

4.	A certified copy of the letters of indemnity and anti-bribery declaration (or similar) submitted by the Exporter to the Supporting ECA in relation to any ECA Support Document, in each case to the extent customarily required by the Supporting ECA.

5.	A certified copy of the Buyer Declaration (as defined in Clause 17(a)) (or similar) issued by the Borrower to the Supporting ECA in relation to any ECA Support Document, in each case to the extent customarily required by the Supporting ECA.

6.	Evidence that all necessary authorisations to import the related goods into Brazil and/or perform the necessary services in Brazil related to each Approved Contract have been obtained.

7.	A duly executed original Participation Agreement entered into by the Agent and Participating Institution in connection with this First Facility Letter and each document related thereto as listed in Schedule 5 (EKF Documents).

8.	Such other documents as may be required by the Lenders, the Supporting ECA, the Participating Institution or the Participant Bank.

SCHEDULE 3

REPAYMENT SCHEDULE

US$36,691,791 Covered Facility
Instalment No.	Repayment Date	Amount (in US$)

1	30 July 2011	1,834,589.55

2	30 January 2012	1,834,589.55

3	30 July 2012	1,834,589.55

4	30 January 2013	1,834,589.55

5	30 July 2013	1,834,589.55

6	30 January 2014	1,834,589.55

7	30 July 2014	1,834,589.55

8	30 January 2015	1,834,589.55

9	30 July 2015	1,834,589.55

10	30 January 2016	1,834,589.55

11	30 July 2016	1,834,589.55

12	30 January 2017	1,834,589.55

13	30 July 2017	1,834,589.55

14	30 January 2018	1,834,589.55

15	30 July 2018	1,834,589.55

16	30 January 2019	1,834,589.55

17	30 July 2019	1,834,589.55

18	30 January 2020	1,834,589.55

19	30 July 2020	1,834,589.55

20	30 January 2021	1,834,589.55

SCHEDULE 4

APPROVED CONTRACTS

Number	Contract Date and Parties	Plant and Description	Value

1	15 February 2008 for the supply by FLS to Votorantim (as defined in the Contract and amended from time to time)	Cement plant in the city of Vidal Ramos – 3 vertical roller mills, 1 atox type, size 42.5 and 2 of OK type, size 30-4 and 1 additional gearbox and selected spare parts.	USD	16,854,732

2	19 September 2008 for the supply by FLS to Votorantim (as defined in the Contract and amended from time to time)	Cement plant in the city of Vidal Ramos – 1 preheater and kiln (including spare 1.4m and 1.8 support rollers).	USD	6,257,333

3	21 January 2008 for the supply by FLS to Votorantim (as defined in the Contract and amended from time to time)	Cement plant in the city of Xambioá – 1 vertical roller mill of Atox type, size 32.5 and selected spare parts	USD	3,393,689

4	15 February 2008 for the supply by FLS to Votorantim (as defined in the Contract and amended from time to time)	Cement plant in the city of Rio de Janeiro (plant also called Sepetiba) – 2 vertical roller mills OK type, size 33.4 and selected spare parts	USD	11,543,163

5	22 September 2008 for the supply by FLS to Votorantim (as defined in the Contract and amended from time to time)	Cement plant in the city of Nobres – Support Rollers and Shafts	USD	1,580,577

Number	Contract Date and Parties	Plant and Description	Value

6	28 March 2008 for the supply by FLS to Votorantim (as defined in the Contract and amended from time to time)	Cement plants in the cities of Porto Velho and Nobres – 2 set of UNAX kilns (1 set to Porto Velho and 1 set to Nobres) and 1 additional spare roller (to Nobres)	USD	6,803,544

SCHEDULE 5

EKF DOCUMENTS

(a)	The participation account standing instruction dated on or about the date of this First Facility Letter and issued by the Participating Institution to the Agent.

(b)	The ECA Guarantee assignment agreement dated on or about the date of this First Facility Letter between the Participating Institution and the Participant Bank transferring the rights and obligations of the Participating Institution (in its capacity as Lender) under the ECA Support Document to the Participant Bank and the notice of assignment and acknowledgement related thereto.

(c)	The guarantee dated on or about the date of this First Facility Letter from the Supporting ECA to the Participant Bank covering the insolvency risk related to the Participating Institution.

(d)	The parent guarantee assignment agreement dated on or about the date of this First Facility Letter between the Participating Institution and the Participant Bank transferring the rights and obligations of the Participating Institution (in its capacity as Lender) under the guarantee in clause 17 (Guarantee and Indemnity) of the Framework Agreement and the notice of assignment and acknowledgement relating thereto.

SIGNATORIES

Borrower
VOTORANTIM CIMENTOS SA
By:
)

Guarantors
VOTORANTIM PARTICIPAÇÕES S.A.
By:
)

VOTORANTIM INDUSTRIAL S.A.
By:
)

Agent
HSBC BANK PLC	)
By:	)
)

Mandated Lead Arranger
HSBC BANK PLC	)
By:	)
)

Name:
Title:
Address:

Lender
EKSPORT KREDIT FINANSIERING A/S	)
By:	)
ANETTE EBERHARD	)	/s/ ANETTE EBERHARD

21

This is to certify that

Ms. Anette Eberhard,

whose identity was proved to me by her driving licence and who on this day in my presence has signed this document, according to the register of the Danish Commerce and Companies Agency is entitled to sign on behalf of the company

EKSPORT KREDIT FINANSIERING A/S

There were no obvious amendments or additions to the document, with the exception of those denoted by my signature (initials).

In testimony whereof I have hereunto signed my name and affixed the notarial seal of office.

Notariate of Frederiksberg, Denmark February 11th, 2011.

/s/ Johnna Lund Johnna Lund Notary Public of Frederiksberg

APOSTILLE

(Convention de La Haye du 5 octobre 1961)

1. Land: Danmark
   Country: Denmark

Dette offentlige dokument / This public document

2. er underskrevet af / has been signed by
   Johnna Lund
3. i egenskab af / acting in the capacity of
   Notar / Notary Public
4. er forsynet med segl/stempel af / bears the seal/stamp of
   Frederiksberg Retskreds / Frederiksberg County Court

Attesteret / Certified

5. i København
   at Copenhagen
6. den 14. februar 2011
   the 14 February 2011
7. af Udenrigsministeriet
   by the Ministry of Foreign Affairs of Denmark
8. Nr. / Nº DNK-00191937
9. Segl/stempel / Seal/stamp:
10. Underskrift / Signature:

Ole Schmidt

MINISTRY OF FOREIGN AFFAIRS

BRA BRA

310289MD

Embaixada do Brasil em Copenhague

Solicitação nº 410.4.110224-000002

20,00

Pagou R$ 20,00 - Ouro
DKK 140,00 - TEC 410.4

Reconheço verdadeira, por semelhança, a assinatura neste documento de Ole Schmidt - funcionário do Ministério das Relações Exteriores, do(a) Ministério das Relações Exteriores, em/no(a) Copenhague - Dinamarca. E, para constar onde convier, mandei passar o presente, que assinei e fiz selar com o selo deste(a) Embaixada.

Copenhague, vinte e quatro de fevereiro de dois mil e onze

RENATO DE AVILA VIANA
Chefe do Setor Consular

- Dispensada a legalização da assinatura consular de acordo com o art. 2º, do Dec. 84.451/80.
- A presente legalização não implica aceitação do teor do documento.

242167 03 0000.0022 11.02.2011 RA
60100-00357/2011 300,00 K

I, ANDREW NICHOLAS ROBINSON, Notary Public of the City of London, England, by Royal Authority duly admitted and sworn, practising in the said City,

DO HEREBY CERTIFY AND ATTEST:

THAT the signature set and subscribed to the hereunto annexed Facility Letter for and on behalf of HSBC BANK PLC, a public limited company duly incorporated and existing in accordance with the laws of England, registered at the Companies Registration Office for and England and Wales under No. 14259 and having its Registered Office at 8 Canada Square, London E14 5HQ, England, is in each case genuine, the said signature having been subscribed thereto by MARK MING WEI LOOI, a duly appointed Attorney-in-Fact of the said Company, whose personal identity I attest, he being duly authorised to sign the said Facility Letter under and by virtue of a Power of Attorney granted in his favour by the said Company dated 21st June 2010, a certified copy of which has been produced to me, the undersigned Notary.

IN TESTIMONY WHEREOF I have hereunto set my hand and affixed my Seal of Office in the City of London aforesaid, this fourteenth day of February in the year Two thousand and eleven.

    /s/    ANDREW NICHOLAS ROBINSON

ANDREW NICHOLAS ROBINSON

Notary Public of London, England

DE PINNA

35 Piccadilly London W1J 0LJ

Telephone: +44 (0)20 7208 2900    Facsimile: +44 (0)20 7208 0066

SIGNATORIES

Borrower
VOTORANTIM CIMENTOS SA
By:
)

Guarantors
VOTORANTIM PARTICIPAÇÕES S.A.
By:
)

VOTORANTIM INDUSTRIAL S.A.
By:
)

Agent
HSBC BANK PLC		)
By:	MARK LOOI	)	/s/ MARK LOOI
	DIRECTOR, PROJECT AND EXPORT FINANCE	)
8 CANADA SQUARE LONDON E14 5HQ

Mandated Lead Arranger
HSBC BANK PLC		)
By:		)	/s/ MARK LOOI
)
Name:	MARK LOOI
Title:	DIRECTOR, PROJECT AND EXPORT FINANCE
Address:	8 CANADA SQUARE LONDON E14 5HQ

Lender
EKSPORT KREDIT FINANSIERING A/S		)
By:		)
)

SIGNATORIES

Borrower
VOTORANTIM CIMENTOS SA
By:		/s/ illegible	/s/ illegible
)

Guarantors
VOTORANTIM PARTICIPAÇÕES S.A.
By:		/s/ illegible	/s/ illegible
)

VOTORANTIM INDUSTRIAL S.A.
By:		/s/ illegible	/s/ illegible
)

Agent
HSBC BANK PLC	)
By:	)
)

Mandated Lead Arranger
HSBC BANK PLC	)
By:	)
)
Name:
Title:
Address:

Lender
EKSPORT KREDIT FINANSIERING A/S	)
By:	)
)